                                                                    Exhibit 10.1

                           THIRD AMENDMENT AGREEMENT

                            Dated as of June 12, 2001

                                      among

                                PHOTRONICS, INC.

                            The Lenders Party Hereto

                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent

                                       and

                              THE BANK OF NEW YORK,
                             as Documentation Agent

      THIRD AMENDMENT AGREEMENT, dated as of June 12, 2001, among PHOTRONICS, INC., a Connecticut corporation (the "Company"), the LENDERS party hereto, THE CHASE MANHATTAN BANK, as Administrative Agent, and THE BANK OF NEW YORK, as Documentation Agent.

      WHEREAS, the Company, the Borrowing Subsidiaries, the Lenders, the Administrative Agent and the Documentation Agent have entered into that certain Credit Agreement dated as of November 19, 1998 (as amended as of September 13, 1999, as further amended as of April 28, 2000 and as in effect prior to the effectiveness of this Agreement, the "Existing Credit Agreement," and, as amended by this Agreement, the "Amended Credit Agreement"), pursuant to which the Lenders have agreed, subject to the terms and conditions therein set forth, to make or participate in Loans to, and to issue or participate in Letters of Credit for the account of, the Borrowers;

      WHEREAS, the Company has announced a realignment of its global photomask manufacturing network by consolidating facilities in California, Florida and Germany resulting in an approximate charge of $38,100,000 (the "Align-Rite Realignment");

      WHEREAS, the Company has purchased approximately 24% of the common stock of PKL Co., Ltd., a Korean corporation ("PKL"), from certain shareholders of PKL for the approximate purchase price of $23,000,000 in cash and intends to purchase at least another 26% of the common stock of PKL from certain shareholders of PKL (collectively, the "PKL Acquisition");

      WHEREAS, the Company, the Lenders, the Administrative Agent and the Documentation Agent have agreed to enter into this Agreement to provide for, among other things, the modification of certain covenants and definitions and the consent to the PKL Acquisition; and

      WHEREAS, the Loan Documents (including, without limitation, this Agreement and the Amended Credit Agreement), as amended and supplemented by this Agreement and as each may be amended or supplemented from time to time, are referred to herein as the "Amended Loan Documents";

      NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                    AMENDMENTS TO EXISTING CREDIT AGREEMENT.

      Each of the Company and, subject to the satisfaction of the conditions set forth in Article III, the Lenders hereby consents and agrees to the amendments to the Existing Credit Agreement set forth below:

      (a) The first paragraph of the definition of "Applicable Rate" contained in Section 1.01 of the Existing Credit Agreement is hereby amended and restated to read as follows:

      "APPLICABLE RATE" means, for any day, with respect to any Eurocurrency Revolving Loan or Swingline Loan, or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "Eurocurrency Spread", "Swingline Spread" or "Facility Fee Rate", as the case may be, based upon the Leverage Ratio applicable on such date:

==========================================================================================================
                                                     EUROCURRENCY        SWINGLINE          FACILITY FEE
                       LEVERAGE RATIO                   SPREAD             SPREAD               RATE
----------------------------------------------------------------------------------------------------------
CATEGORY 1         Greater than or equal to             1.500%             1.750%             .375%
                         2.50 to 1
----------------------------------------------------------------------------------------------------------
CATEGORY 2         Greater than or equal to             1.250%             1.500%             .350%
                   2.00 to 1 but less than
                          2.50 to 1
----------------------------------------------------------------------------------------------------------
CATEGORY 3         Greater than or equal to             1.000%             1.250%             .300%
                   1.50 to 1 but less than
                          2.00 to 1
----------------------------------------------------------------------------------------------------------
CATEGORY 4         Greater than or equal to              .750%             1.000%             .275%
                   1.00 to 1 but less than
                          1.50 to 1
----------------------------------------------------------------------------------------------------------
CATEGORY 5           Less than 1.00 to 1                 .625%              .875%             .250%

==========================================================================================================

      (b) The definition of "Consolidated EBIT" contained in Section 1.01 of the Existing Credit Agreement is hereby amended and restated to read as follows:

            "CONSOLIDATED EBIT" means, for any period, Consolidated Net Income for such period, minus the aggregate amount of extraordinary or nonrecurring gains for such period, plus, without duplication and to the extent deducted from revenues in determining Consolidated Net Income for such period, the sum of (a) the aggregate amount of Consolidated Interest Expense for such period, plus (b) the aggregate amount of income tax expense for such period, plus (c) the aggregate amount of noncash charges taken during the fiscal quarter ended on April 30, 2001 in connection with the closure of the Palm Bay, Florida, Burbank, California, and Heilbronn, Germany operations up to $29,600,000, plus (d) the aggregate amount of extraordinary or nonrecurring noncash charges taken during the period for which Consolidated EBIT is calculated to the extent that the aggregate amount of extraordinary or nonrecurring noncash charges (other than charges set forth in clause (c)) from August 2, 1998 to the end of such period does not exceed 5% of Consolidated Net Worth as determined as of the end of such period, all as determined on a consolidated basis with respect to the Company and its consolidated Subsidiaries in accordance with GAAP.

      (c) The definition of "Consolidated Subordinated Indebtedness" contained in Section 1.01 of the Existing Credit Agreement is hereby amended to insert "acceptable to the Required Lenders" in place of "acceptable to the Lenders".

      (d) The definition of "Joint Venture" contained in Section 1.01 of the Existing Credit Agreement is hereby amended to exclude PKL and its subsidiaries from the operation thereof.

      (e) Section 1.01 of the Existing Credit Agreement is hereby amended to add the following definition in appropriate alphabetical order:

            "PKL" means PKL Co., Ltd., a Korean corporation.

      (f) The definition of "Subsidiary" contained in Section 1.01 of the Existing Credit Agreement is hereby amended to exclude PKL and its subsidiaries from the operation thereof.

      (g) Section 5.01(a) and Section 5.01(b) of the Existing Credit Agreement are hereby amended to insert "PSMC, PKL and their respective subsidiaries" in place of "PSMC and its subsidiaries" throughout such Sections.

      (h) Section 6.01 of the Existing Credit Agreement is hereby amended (i) to delete "and" at the end of paragraph (d); (ii) to insert ";" in place of "." at the end of paragraph (e); and (iii) to add the following paragraphs (f) and (g) at the end of such Section:

            (f) Consolidated Subordinated Indebtedness so long as, after giving effect to the incurrence thereof, no Default shall have occurred and be continuing and the Company shall be in compliance, on a pro forma basis after giving effect to such incurrence, with the covenants contained in Sections 6.13, 6.14, 6.15 and 6.16 recomputed as if such incurrence had occurred on the first day of the period for testing such compliance; and

            (g) (i) Indebtedness of the Company or any Subsidiary under any Hedging Agreement otherwise permitted under Section 6.05, (ii) the Guarantee of any Loan Party of any such Indebtedness and (iii) the Guarantee of any Loan Party of the obligations of PSMC, PKL or any of their respective subsidiaries under any Hedging Agreement entered into in the ordinary course of business.

      (i) Section 6.04(h) of the Existing Credit Agreement is amended to insert "and approximately 51% of PKL" immediately subsequent to "approximately 51% of PSMC".

      (j) Section 6.13 of the Existing Credit Agreement is hereby amended and restated to read as follows:

            SECTION 6.13. INTEREST COVERAGE RATIO. The Company will not permit the Interest Coverage Ratio as determined as of the end of each fiscal quarter of the Company to be less than (a) if such fiscal quarter ends on April 30, 2001 and July 31, 2001, 3.50 to 1.00, (b) if such fiscal quarter ends on October 31, 2001, 3.75 to 1.00 or (c) if such fiscal quarter ends thereafter, 4.00 to 1.00.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

      The Company hereby represents and warrants that as of the Effective Date (as defined in Article III of this Agreement):

      Section 2.01. EXISTING REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties contained in Article III of the Existing Credit Agreement and in each of the other Loan Documents is true and correct, except that any representation or warranty limited by its terms to a specific date shall be true and correct as of such specific date.

      Section 2.02. NO DEFAULTS. After giving effect to the consents granted under Article IV of this Agreement and the amendments to the Existing Credit Agreement pursuant to Article I of this Agreement, no event has occurred and no condition exists which would constitute a Default as defined in the Existing Credit Agreement, and no event has occurred and no condition exists which would constitute a Default as defined in the Amended Credit Agreement.

      Section 2.03. POWER AND AUTHORITY; NO CONFLICTS. The execution, delivery and performance by each of the Loan Parties of the Amended Loan Documents to which it is a party are within such Loan Party's corporate, partnership or limited liability company powers and have been duly authorized by all necessary corporate, partnership or limited liability company and, if required, stockholder, partner or member action. Each Amended Loan Document to which any Loan Party is a party has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

      Section 2.04. GOVERNMENTAL APPROVALS; NO CONFLICTS. The execution, delivery and performance by each of the Loan Parties of the Amended Loan Documents to which it is a party (a) do not require the Company or any Subsidiary to obtain or make any consent or approval of, registration or filing with, or other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect or that could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (b) will not violate any law or regulation applicable to the Company or any Subsidiary, or the charter, by-laws or other organizational documents of the Company or any Subsidiary, or any order of any Governmental Authority applicable to the Company or any Subsidiary, except as to any law, regulation or order the violation of which could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Company or any Subsidiary or their respective assets, or give rise to a right thereunder to require any payment to be made by the Company or any of its Subsidiaries, except for any such violations, defaults or rights to require payment that could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

      Section 2.05. FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE. (a) The Company has heretofore furnished to the Lenders the consolidated and consolidating balance sheets of the Company and its consolidated Subsidiaries and the related statements of income, stockholders equity and cash flows (i) as of and for the fiscal years ended November 1, 1998, October 31, 1999 and October 31, 2000, such consolidated financial statements being reported on by Deloitte & Touche LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended January 31, 2001. Such financial statements present fairly, in all material respects, the financial condition and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

      (b) The Company has heretofore furnished to the Lenders the consolidated condensed balance sheets of PKL and its consolidated subsidiaries and the related condensed statements of income as of and for the fiscal year ended December 31, 2000. To the best of the Company's knowledge (after due inquiry), such financial statements present fairly, in all material respects, the financial condition and results of operations of PKL and its consolidated subsidiaries as of such dates and for such periods in accordance with generally accepted accounting principles in the Republic of Korea.

      (c) The projections and pro forma financial information provided by the Company giving effect to the Align-Rite Realignment are based on good faith estimates and assumptions by the management of the Company, it being recognized by the Lenders, however, that projections as to future events are not to be viewed as fact and that actual results during the period or periods covered by any such projections may differ from the projected results and that the differences may be material. After considering the pro forma condition of the Company and its consolidated subsidiaries subsequent to the Align-Rite Realignment, the Company believes in good faith that the Company and its consolidated subsidiaries will continue to be in compliance with the financial covenants contained in Article VI of the Existing Credit Agreement.

      (d) Since January 31, 2001, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Company and the Subsidiaries, taken as a whole. With respect to the financial period commencing on January 1, 2001 and ending on the Effective Date, to the best of the Company's knowledge (after due inquiry), there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of PKL and its consolidated subsidiaries, taken as a whole.

                                  ARTICLE III

                              CONDITIONS PRECEDENT

      The effectiveness of this Agreement is subject to the condition precedent that the Administrative Agent, the Documentation Agent and the Lenders shall have received on or before June 12, 2001 (the "Effective Date") each of the following, in form and substance satisfactory to the Administrative Agent, the Documentation Agent and the Lenders:

            (a) counterparts of this Agreement executed by each of the Company, the Required Lenders, the Administrative Agent and the Documentation Agent;

            (b) certified complete and correct copies of each of the financial statements referred to in Section 2.05;

            (c) evidence that all actions necessary or appropriate (or, in any event, as may be requested by the Administrative Agent or the Documentation Agent) to create, perfect or protect the Liens created by the Security Documents have been taken; and

            (d) an amendment fee for the account of each Lender equal to .05% of such Lender's Commitment together with all fees and disbursements required to be paid pursuant to Section 5.04.

                                   ARTICLE IV

                                    CONSENTS

      Section 4.01. PKL ACQUISITION. Notwithstanding Section 6.04 of the Existing Credit Agreement, each of the Lenders hereby consents to the PKL Acquisition so long as (a) the aggregate purchase price paid for the shares of capital stock of PKL acquired after January 1, 2001 does not exceed $60,000,000,
(b) the completion of the PKL Acquisition occurs no later than April 30, 2002,
(c) no Default shall have occurred and be continuing and (d) not later than 90 days after the date hereof, the Company shall cause all of the capital stock of PKL owned or thereafter acquired by the Company, directly or indirectly, to be pledged and delivered to the Administrative Agent and shall deliver such resolutions, opinions and other documents as required under Section 5.09(b) of the Amended Credit Agreement. For purposes of Section 6.04(h)(ii) of the Amended Credit Agreement, the PKL Acquisition shall be treated as a "Permitted Business Acquisition."

      Section 4.02. RELEASE OF PSMC PLEDGED STOCK. So long as no Default shall have occurred and be continuing and to the extent and for only so long as required under Taiwanese law or by the applicable Taiwanese securities exchange, each of the Lenders hereby consents, upon (or, if so required in connection therewith, prior to) the public offering of common stock of PSMC, to the release of the Lien of the Administrative Agent for the benefit of the Lenders on up to 100% of the shares of common stock of PSMC pledged to the Administrative Agent for the benefit of the Lenders; provided that the Lien of the Administrative Agent for the benefit of the Lenders shall be reinstated on any released shares to the extent such shares become no longer subject to such restrictions. To the extent that the terms of the Pledge Agreement relating to the pledge of the PSMC shares conflict with the terms of this Section 4.02, the terms of this Section
4.02 shall govern.

                                   ARTICLE V

                                  MISCELLANEOUS

      Section 5.01. DEFINED TERMS. The terms used herein and not defined herein shall have the meanings assigned to such terms in the Existing Credit Agreement.

      Section 5.02. NONWAIVER. The terms of this Agreement shall not operate as a waiver by the Administrative Agent, the Issuing Bank or any Lender or otherwise prejudice the rights, remedies or powers of the Administrative Agent, the Issuing Bank or any Lender under the Amended Credit Agreement, under any other Amended Loan Document or under applicable law. Except as set forth in
Article I: (x) no terms and provisions of the Loan Documents are modified or changed by this Agreement; and (y) the terms and provisions of the Loan Documents shall continue in full force and effect.

      Section 5.03. WAIVERS; AMENDMENTS. Any provision of this Agreement may be amended or modified only by an agreement or agreements in writing signed by the Company and the Required Lenders, or by the Company and the Administrative Agent acting with the consent of the Required Lenders; provided that the consent of each Lender shall be required with respect to any matters as to which such Lender's consent is required under Section 10.02(b) of the Amended Credit Agreement.

      Section 5.04. EXPENSES. The Company shall pay all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the preparation and administration of this Agreement, the other Amended Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated).

      Section 5.05. NOTICES. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy in accordance with the terms of the Amended Credit Agreement.

      Section 5.06. HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

      Section 5.07. SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

      Section 5.08. COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The Amended Loan Documents and the separate letter agreements with respect to fees payable to the Administrative Agent and the Documentation Agent constitute the entire contract among the parties relating to the subject matter thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Subject to the satisfaction of the conditions set forth in Article III of this Agreement, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

      Section 5.09. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                   PHOTRONICS, INC., a Connecticut corporation

                                   By __________________________________
                                      Name:
                                      Title:


                                   THE CHASE MANHATTAN BANK, individually
                                   and as Administrative Agent,

                                   By _________________________________
                                      Name:
                                      Title:


                                   THE BANK OF NEW YORK, individually
                                   and as Documentation Agent

                                   By _________________________________
                                      Name:
                                      Title:


                                   FIRST UNION NATIONAL BANK

                                   By _________________________________
                                      Name:
                                      Title:


                                   FLEET NATIONAL BANK

                                   By _________________________________
                                      Name:
                                      Title:

                  [SIGNATURE PAGE TO THIRD AMENDMENT AGREEMENT[

                                   HSBC BANK USA

                                   By _________________________________
                                      Name:
                                      Title:


                                   PEOPLE'S BANK

                                   By _________________________________
                                      Name:
                                      Title:


                                   CITIZENS BANK OF MASSACHUSETTS

                                   By _________________________________
                                      Name:
                                      Title:

                  [SIGNATURE PAGE TO THIRD AMENDMENT AGREEMENT[